Exhibit 16.1

Mine Safety Disclosure
for the Year Ended December 31, 2012

Mine Contractor ID’s

  Bonanza Explorations MSHA ID 02-03000
  Site/Off-site Contractors:
             −     Safety Expressed – H500

(a) For each coal or other mine of which the registrant or a subsidiary of the registrant is an operator, identify the mine and disclose:

(i) The total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section I04 of the Federal Mine Safety and Health Act of 1977 (30 U.S.C. 8I4) for which the operator received a citation from the Mine Safety and Health Administration.

−	Bonanza Explorations Inc. - 15
−	Safety Expressed - 4

(ii) The total number of orders issued under section I04(b) of such Act (30 U.S.C. 8I4(b ).

−	Bonanza Explorations Inc. - 0
−	Safety Expressed - 2

(iii) The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section I04(d) of such Act (30 U.S.C. 8I4(d)).

−	Bonanza Explorations Inc. – 2 (Contested and lowered to a 104 a)
−	Safety Expressed - 0

(iv) The total number of flagrant violations under section II0 (b) (2) of such Act (30 U.S.C. 820 (b) (2).

−	All site entities – 0

(v) The total number of imminent danger orders issued under section 107(a) of such Act (30 U.S.C. 8I7(a)).

−	All site entities – 0

(vi) The total dollar value of proposed assessments from the Mine Safety and Health Administration under such Act (30 U.S.C. 80I et seq).

−	Bonanza Explorations Inc. - $ 7,111.00

−	Safety Expressed – $ 5,072.00

(vii)	The total number of mining-related fatalities.

−	All site entities – 0

(b) A list of coal or other mines, of which the registrant or a subsidiary of the registrant is an operator, that receive written notice from the Mine Safety and Health Administration of:

(i) A pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 04(e) of such Act(30 U.S.C. 8I4(e));

−	None

or (ii) the potential to have such a pattern.

−	None

(c)(1) Any pending legal action before the Federal Mine Safety and Health Review Commission involving such coal or other mine.

−	None

(a)	contests of citations and orders referenced in Subpart B of 29 CFR Part 2700;

−	Bonanza Explorations Inc. – Contesting (2) 104d Violation – Fine reduced and one citation lowered to a 104 (a)

(b)	contests of proposed penalties referenced in Subpart C of 29 CFR Part 2700;

−	None

(c)	complaints for compensation referenced in Subpart D of 29 CFR Part2700;

−	None

(d)	complaints of discharge, discrimination or interference referenced in Subpart E of 29 CFR Part 2700;

−	None

(e)	applications for temporary relief referenced in Subpart F of 29 CFR Part 2700; and

−	None

(f)	appeals of judges' decisions or orders to the Federal Mine Safety and Health Review Commission referenced in Subpart H of 29 CFR Part 2700.

−	None

(c)(2) Legal actions before the Federal Mine Safety and Health Review Commission involving such coal or other mine instituted during the year ended December 31, 2012

−	None

(c)(3) Legal actions before the Federal Mine Safety and Health Review Commission involving such coal or other mine resolved during the year ended December 31, 2012

−	Bonanza Explorations Inc. – Contested to 104d citations – Settled in December 2012. – Fines reduced to $3,700 for both items and one changed to a 104a.